Exhibit 99.11

INDEPENDENT AUDITORS' REPORT

To the Managing Member of Rattlesnake Class B Holdings LLC and Subsidiaries Chicago, Illinois

We have audited the accompanying consolidated financial statements of Rattlesnake Class B Holdings LLC and Subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations and comprehensive income, member’s equity, and cash flows for the period June 30, 2014 (date of inception) through December 31, 2014, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rattlesnake Class B Holdings LLC and Subsidiaries, as of December 31, 2014, and the results of their operations and their cash flows for the period June 30, 2014 (date of inception) through December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chicago, IL
August 13, 2015

RATTLESNAKE WIND I CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$362,992
Prepaid expenses	384,318
Total current assets	747,310

LONG-TERM ASSETS:
Property, plant and equipment	245,020,141
Intangible assets	7,326,660
Restricted cash	40,836
Capitalized finance costs - net	8,035,941
Energy hedge inception fair value	74,642,246
Total long-term assets	335,065,824
TOTAL	$335,813,134

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,217,132
Accounts payable - related parties	691,783
Contingent purchase obligation	1,191,938
Other liabilities and accrued expenses	10,287,635
Total current liabilities	14,388,488

LONG-TERM LIABILITIES:
Long-term debt	173,303,950
Long-term risk management liabilities	26,252,723
Asset retirement obligation	5,063,836
Other long-term liabilities	364,309
Total long-term liabilities	204,984,818
Total liabilities	219,373,306

COMMITMENTS AND CONTINGENCIES (See Note 13)	—

MEMBER'S EQUITY	116,439,828

TOTAL	$335,813,134

See notes to Consolidated Financial Statements

RATTLESNAKE WIND I CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE PERIOD JUNE 30, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

OPERATING REVENUES	$9,714,913

OPERATING EXPENSES:
Plant operating and maintenance expense	248,979
Accretion expense	71,191
General and administrative expense	798,276
Business development expense	552,717
Total operating expenses	1,671,163

INCOME FROM OPERATIONS	8,043,750

OTHER INCOME (EXPENSE):
Interest expense	(708,187)
Other - net	614,608
Total other expense	(93,579)

INCOME BEFORE PROVISION FOR INCOME TAX EXPENSE	7,950,171

INCOME TAX EXPENSE	(72,862)

NET INCOME	7,877,309

OTHER COMPREHENSIVE INCOME:
Risk management activity, net of tax	38,383,163

COMPREHENSIVE INCOME	$46,260,472

See notes to Consolidated Financial Statements

RATTLESNAKE WIND I CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBER'S EQUITY
FOR THE PERIOD JUNE 30, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

MEMBER'S EQUITY - June 30, 2014	$—
Capital contributions	70,179,356
Other comprehensive loss - risk management activity, net of tax	38,383,163
Net income	7,877,309
MEMBER'S EQUITY - December 31, 2014	$116,439,828

See notes to Consolidated Financial Statements

RATTLESNAKE WIND I CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD JUNE 30, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,877,309
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion expense	71,191
Unrealized (gains) losses on risk management contracts	(9,714,913)
Deferred income taxes	72,862
Changes in assets and liabilities:
Prepaid expenses	(384,318)
Accounts payable - related parties	331,388
Other liabilities and accrued expenses	(108,923)
Net cash used in operating activities	(1,855,404)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(208,548,431)
Restricted cash	(40,836)
Acquisition of business	(2,496,924)
Net cash used in investing activities	(211,086,191)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt borrowings	173,303,950
Cost of financing activities	(8,610,922)
Capital contributions	52,281,085
Contingent purchase liability payment	(3,669,526)
Net cash provided by financing activities	213,304,587

NET INCREASE IN CASH AND CASH EQUIVALENTS	362,992

CASH AND CASH EQUIVALENTS - Beginning of period	—

CASH AND CASH EQUIVALENTS - End of year	$362,992

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the period for interest	$510,283

See notes to Consolidated Financial Statements

RATTLESNAKE WIND I CLASS B HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2014, AND FOR THE PERIOD JUNE 30, 2014 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2014

1.	DESCRIPTION OF BUSINESS

Rattlesnake Wind I Class B Holdings LLC, a Delaware limited liability company, together with its subsidiaries is herein defined as the “Company.” The purpose of the Company is to develop, construct, own, operate and maintain the Rattlesnake Wind Energy Center (the “Project”) located in Glasscock County, Texas.

The Project is a 207.2 megawatt (“MW”) electricity generating facility with 118 wind turbine generator units. The Project is expected to commence commercial operations in September 2015.

The Company was formed on June 30, 2014 and is owned 100% by Invenergy Wind Global LLC (“IWG”). The Company owns 100% of the membership interest in Rattlesnake Wind I Holdings LLC (“RWIH”), which directly owns 100% of the membership interest in Rattlesnake Wind I LLC (“Rattlesnake”), the direct owner of the Project.

On November 21, 2014, an Equity Capital Contribution Agreement (“ECCA”) was executed between the Company, RWIH and two third-party investors (“Class A Members”), whereby RWIH will issue additional interest (“Class A Interest”) to the third-party investors on the Funding Date, as defined in the ECCA. The Funding Date is expected to occur in September 2015.

On June 30, 2015, IWG entered into a Purchase and Sale Agreement (the “PSA”) with a third party to sell 90.1% of the equity interests in the Company upon the Project achieving commercial operation. IWG will retain the remaining 9.9% equity interests in the Company. The sale is expected to close by the end of 2015.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation - The consolidated financial statements reflect operations of the Company and have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”). All intercompany accounts and transactions are eliminated in consolidation.

Subsequent events were evaluated through August 13, 2015, the date the consolidated financial statements were available to be issued.

Management Estimates - The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents - The Company maintains its cash in bank deposit accounts which are federally insured up to $250,000 per insured bank. Cash equivalents consist of money market funds with original maturities of three months or less. The carrying amount of cash equivalents approximates fair value because of the short maturity of these instruments.

Restricted Cash - Restricted cash consists of cash held for purposes of paying construction costs. Classification on the consolidated balance sheet is consistent with related agreements. The carrying amount of restricted cash approximates fair value because of the short maturity of these instruments.

Property, Plant and Equipment - Property, plant and equipment is stated at cost and once the Project commences commercial operation, will be depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 25 years. Maintenance and repairs will be charged to expense in the period incurred, while major improvements, which extend the useful lives, will be capitalized (see Note 4).

Intangible Assets - In connection with the acquisition of the Company and the application of purchase accounting, intangible assets are recorded based on the fair value of the cash flows assumed in the purchase. Intangible assets represent specific rights and contracts, real property interests and permits acquired by the Company. Intangible assets are amortized, once the Project commences commercial operation, on a straight- line basis over the period of expected economic benefit and associated cash flows for each intangible asset (see Note 6).

Asset Retirement Obligation - The Company has entered into agreements to lease land on which to construct and operate its wind energy project. Pursuant to certain lease agreements, the Company is required to decommission its wind energy project equipment including the disassembly and removal of wind turbine generators and towers, substation and interconnection facilities, as well as foundations for the towers and substations, and to provide for restoration of the leased property at the end of the lease terms.

The Company records an initial asset retirement obligation at fair value as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets occurs. The liability is accreted each period over the maximum term of the contractual agreements. The Company recorded the offsetting asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciates that cost over the maximum term of the contractual agreements. The residual value of the related long-lived asset is excluded from the calculation (see Note 7).

The Company uses significant assumptions and estimates to determine the amount of the asset retirement obligation. These estimates can change based on new information; therefore, the Company periodically re- evaluates these assumptions and estimates.

Impairment of Long-Lived Assets - The Company assesses the recoverability of its long-lived tangible assets when conditions are present which may indicate a potential impairment. The Company uses projected undiscounted cash flows of the related operations. These factors, along with management’s plans with respect to operations, are considered in assessing the recoverability of long-lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their fair value with a corresponding charge to earnings. No impairment was recorded in 2014.

Capitalized Finance Costs - Net - Capitalized finance costs represent costs incurred to obtain financing and are amortized over the terms of the related debt agreements (see Note 8).

Derivative Instruments and Hedging Activities - The Company uses derivative instruments to minimize the impact of future variability in interest rates (“Swap”) and to minimize the impact of future energy price fluctuations (“Energy Hedge”) (see Notes 11 and 12). The Company does not engage in speculative derivative activities or derivative trading activities.

Derivative instruments are accounted for under fair value accounting and are recorded on the consolidated balance sheet at fair value (see Note 9).

A derivative instrument may qualify for and be designated as part of a hedging relationship. For derivative instruments that qualify, cash flow hedge accounting may be elected to hedge the exposure to variability in expected future cash flows that is attributable to a particular risk. For these hedge relationships, the Company initially reports the effective portion of the gain or loss on the derivative instrument as a component of other comprehensive income or loss (“OCI” or “OCL”) on the consolidated statement of member’s equity until the period the hedged item affects net income. Ineffectiveness, if any, is recognized on the consolidated statement of operations and comprehensive income immediately during the period of change.

If derivative instruments have not been designated for hedge accounting, unrealized and realized gains and losses in fair value are included in interest expense for the Swap and operating revenues for the Energy Hedge on the consolidated statement of operations and comprehensive income.

Settlements from derivative instruments are included in operating activities on the consolidated statement of cash flows.

Revenue Recognition - Revenue will be recognized as energy is delivered to the Electric Reliability Council of Texas (“ERCOT”).

The Company has entered into an Energy Hedge whereby the Company receives funds from the energy sale pursuant to the terms of the agreement (see Note 12). The Company classifies results of its derivative and hedging activities related to its Energy Hedge in operating revenues on the consolidated statement of operations and comprehensive income.

The Company will also earn revenue from the sale of Renewable Energy Certificates (“RECs”). One REC is documentation that one megawatt-hour (“MWh”) of electricity was generated from a renewable energy resource. RECs can be sold on a stand-alone basis to a third party purchaser. Revenue related to RECs will be recognized upon transfer of the REC to a buyer.

Income Taxes - As a limited liability company that elected to be taxed as a partnership, the Company is not subject to federal income taxation. The Company is, however, subject to an entity-level gross margin tax in Texas where it operates (“Texas Margin Tax”). Therefore, the Company has made no accrual for federal taxes, but has a deferred state income tax expense of $72,862 as of December 31, 2014. The Company has a deferred tax liability of $364,309 related to temporary differences on the energy price swap. A current year taxable loss was recognized by the Company for its Texas Margin Tax, but no deferred tax asset has been recognized as Texas law does not provide for net operating loss carryforwards.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the Financial Accounting Standards Board (“FASB”) issued an update on the accounting for development stage entities. Under the update, the definition of a development stage entity was removed, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP and all incremental financial reporting requirements from U.S. GAAP for development stage entities. Specifically, the amendments in this update eliminate the requirements for development stage entities to: (i) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

Additionally, the amendments to this update remove the exception provided to development stage entities for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The guidance is effective for annual reporting periods beginning after December 15, 2015, with early adoption permitted. The Company elected to early adopt this update on January 1, 2014, and its financial statements conform to the requirements for development stage entities as outlined above.

In May 2014, the FASB issued an update to accounting for revenue recognition, which provides a universal method for recognizing revenue. This update supersedes current revenue recognition guidance and most industry-specific guidance throughout the Accounting Standards Codification. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The update requires entities to recognize revenue on the basis of transferring control of goods or services to customers, whereas prior guidance emphasized the transferring of risks and rewards. This guidance will be effective for annual reporting periods beginning after December 15, 2018, and will be applied retrospectively to all prior periods presented or apply the requirements in the year of adoption, through a cumulative adjustment. Early adoption is permitted for the year ending December 31, 2017. The Company is currently evaluating the potential impact of the adoption of this revised accounting guidance on its revenue recognition policy.

4.	PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2014, property, plant and equipment, consisted of the following:

Construction work in progress	$240,027,496
Asset retirement cost	4,992,645
Property, plant and equipment	$245,020,141

Property, plant and equipment includes capitalized interest. For the period ended December 31, 2014, $1,074,663 in capitalized interest was included as a part of property, plant and equipment on the consolidated balance sheet.

5.	BUSINESS COMBINATIONS

On July 3, 2014, RWIH acquired all of the membership interest in Rattlesnake from unrelated third parties. RWIH paid $2,496,924 at closing and the fair market value of the amounts remaining to be paid after closing was $4,829,736, which was recorded as contingent consideration. RWIH subsequently paid $3,669,526 in November 2014 upon the construction financing of Rattlesnake. The remaining contingent consideration, an amount of $1,191,938 recorded at fair value as of December 31, 2014, is due upon the achievement of commercial operation of the Project, which is expected to occur in September 2015.

Assets and liabilities recorded at the time of the acquisition are as follows:

Identifiable intangible assets	$7,326,660
Contingent consideration	(4,829,736)
Total purchase price	$2,496,924

6.	INTANGIBLE ASSETS

As of December 31, 2014, intangible assets, created as a result of the purchase of ownership interests of Rattlesnake were $7,326,660. The useful lives of the intangible assets expire on July 31, 2040.

Annual amortization expense is anticipated to be as follows:

Years Ended December 31
2015	$122,111
2016	293,066
2017	293,066
2018	293,066
2019	293,066
Thereafter	6,032,285
Total	$7,326,660

7.	ASSET RETIREMENT OBLIGATION

As of December 31, 2014, the Company has recorded an asset retirement obligation of $5,063,836 and property, plant and equipment includes a corresponding long-lived asset of $4,992,645.

Amounts recorded during 2014 are summarized as follows:

Balance - June 30	$—
Liabilities incurred in current period	4,992,645
Accretion expense	71,191
Balance - December 31	$5,063,836

8.	CAPITALIZED FINANCE COSTS - NET

Capitalized finance costs of $8,664,406 are being amortized over the remaining life of the related debt obligation. For the period ended December 31, 2014, $628,465 was amortized, all of which was capitalized and included as a part of property, plant and equipment on the consolidated balance sheet. Accumulated amortization of such costs was $628,465 as of December 31, 2014.

9.	FAIR VALUE MEASUREMENTS

Fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market in which the reporting entity transacts based on the assumptions market participants would use when pricing the asset or liability. A fair value hierarchy prioritizes the information used to develop those assumptions giving priority, from highest to lowest, to quoted prices in active markets for identical assets and liabilities (Level 1); observable inputs not included in Level 1, for example, quoted prices for similar assets and liabilities (Level 2); and unobservable data (Level 3), for example, a reporting entity’s own internal data based on the best information available in the circumstances.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair values assets and liabilities and their placement within the fair value hierarchy levels.

The Company identified the Swap, Energy Hedge, and contingent purchase obligation as items governed under fair value accounting as of December 31, 2014.

In valuing the Swap, the Company uses market participant assumptions including assumptions of credit risk to value these derivatives. The Company performed a sensitivity analysis around the credit risk by considering changes to the utilized credit rating to determine whether such changes result in a significant change to the fair values. These inputs can be readily observable or market corroborated and rendered Level 2 for purposes of disclosure.

In valuing the Energy Hedge, the Company utilizes market data or assumptions available to market participants to use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. Various inputs can be readily observable, while long-dated and illiquid transactions introduce the need for internally developed modeling inputs based upon extrapolations and assumptions of observable market data to estimate fair value. The Company has determined that unobservable inputs have a significant impact on the measurement of fair value and are rendered Level 3 inputs for purposes of this disclosure.

In valuing the contingent purchase obligation, the Company estimated fair value using a discounted cash flow technique which incorporates market factors as well as inputs around the probability of completion. These probability assumptions were based on internal estimates that are not observable in the marketplace, thus the Company has determined that these inputs are rendered Level 3 for purposes of disclosure.

The Company’s risk management liabilities and contingent purchase obligations by level within the fair value hierarchy are summarized as follows:

	Fair Value as of December 31, 2014
	Level 1	Level 2	Level 3
Liabilities
Interest rate swaps	$—	$185,043	$—
Contingent Purchase Obligation	—	—	1,191,938
Energy Hedge	—	—	26,067,680
Total Liabilities	$—	$185,043	$27,259,618

The valuation of the Energy Hedge requires the use of significant unobservable inputs. Observable forward price inputs used in the valuation are based on third-party market data when that data is available. If third- party market data is not available, the industry standard methodologies are used to develop inputs that maximize the use of relevant third party observable inputs. Forward price inputs used for determining fair value are updated daily to reflect the most current market information. Unobservable forward price inputs which are related to observable inputs are updated daily using industry standard techniques such as extrapolation.

Observable and unobservable third party forward price inputs used in the valuation are obtained from a third party pricing source and are subject to a review by the Company’s management at each reporting period. Company management performs procedures around both inputs and industry standard techniques utilized to ensure that the results of the valuation are reasonable and not materially misstated.

The significant unobservable input used in the valuation of the Energy Hedge at December 31, 2014, and the sensitivity of the fair value measurement to increases (decreases) in the significant unobservable input, is as follows:

Valuation Technique	Significant Unobservable Input	Range	Impact on Fair Value Measurement
Discounted Cash Flow	Forward Power Price ($/MWh)	$17.87 to $96.26	(Decrease) or Increase

The following table sets forth a reconciliation of changes in the fair value of derivatives classified as level 3 in the fair value hierarchy.

Level 3 Roll-Forward
Balance - June 30, 2014	$—
Total gains or losses (realized/unrealized):
Inception fair value	(74,642,246)
Included in earnings	9,714,913
Included in OCI	38,859,653
Balance - December 31, 2014	$(26,067,680)

Gains and losses (realized and unrealized) included in earnings for the period (above) are reported in operating revenues as follows:

Total gains or losses included in earnings for the period (above)	$9,714,913
Change in unrealized gains or losses relating to assets still held at reporting date	9,714,913

The determination of the fair value above incorporates various factors such as the liquidity premiums that may be demanded by market participants and the credit standing of the counterparties involved. Such valuation adjustments represent the amount of probable change due to default either by the Company or a third party. The credit reserve is developed based on the Company’s expectation of the market participants’ perspective of potential credit exposure. The calculation of the credit reserve on net liability positions is based on available market information including credit ratings and credit default swap rates.

10.	DEBT

On November 21, 2014, the Company entered into two credit agreements to provide a construction loan, a bridge loan and letters of credit.

The construction loan provides total commitments of $223,800,000 and bears interest of the London InterBank Offered Rate (“LIBOR”) plus a fixed margin of 2.00%. At December 31, 2014, the interest rate totaled 2.23%. During 2014, the Company borrowed $129,003,950 of the construction loan commitment. The construction loan will be repaid in full with the use of proceeds from the ECCA on the Funding Date. Therefore, all amounts drawn on the construction loan are classified as long-term debt on the consolidated balance sheet. The credit agreement contains provisions which prevent the distributions of cash over the term of the construction loan. The construction loan is secured by the Project assets, as well as a parent company guarantee.

The bridge loan provides total commitments of $44,300,000 and bears interest of LIBOR plus a fixed margin of 2.75%. At December 31, 2014, the interest rate totaled 2.98%. During 2014, the Company borrowed $44,300,000 of the bridge loan commitment. The bridge loan will convert into a term loan once conditions in the credit agreement have been met. Prior to term conversion the credit agreement contains provisions which prevent the distributions of cash. After term conversion the credit agreement contains provisions which prevent the distributions of available cash if there is an event of default or specified financial ratios are not met during a payment period. No such restrictions exist as of December 31, 2014. The bridge loan matures on November 30, 2021, and is secured by the Company’s membership interest in RWIH.

The fair value of debt for each of the loans, approximates its carrying value as of December 31, 2014, due to the recent execution of the credit agreements.

Repayments of outstanding debt obligations as of December 31, 2014, are scheduled as follows:

2015	$129,003,950
2016	6,417,247
2017	7,217,287
2018	7,472,640
2019	7,921,615
Thereafter	15,271,211
Total	$173,303,950

11.	INTEREST RATE SWAP

The Company has executed a Swap which meets the definition of a derivative instrument. This agreement is entered into in accordance with and as required by the covenants of the credit agreement and is secured in the same manner as the debt. The Company elected cash flow hedge accounting on the Swap on November 21, 2014.

The terms of the Swap are summarized as follows:

Term	Notional	Pay Fixed Rate	Receive Floating Rate
January 4, 2016 through	Resets from $44,300,000	2.19%	Three-month
November 30, 2021	to $2,245,534		LIBOR
Balance - December 31, 2014	$44,300,000

The following table summarizes amounts recorded related to the Swap:

Long-term Risk Management Liabilities*
$185,043

* As of December 31, 2014

The following table represents the activity in Accumulated Other Comprehensive Loss (“AOCL”) for the Swap during 2014:

Balance - January 1, 2014	$—
Changes in fair value	(185,043)
Balance - December 31, 2014	$(185,043)

At December 31, 2014, no portion of AOCL is expected to be reclassified into interest expense during the next 12 months on the consolidated statement of operations and comprehensive income.

The Company’s Swap contains cross-default provisions that, if triggered, would permit the counterparty to declare a default and require settlement of the outstanding amount. These cross-default provisions could be triggered if there was a non-performance event under specified indebtedness in excess of a certain threshold. On an ongoing basis, the Company assesses the appropriateness of these cross-default provisions in our contracts. As of December 31, 2014, the fair value of risk management liabilities subject to cross-default provisions totaled $185,043. The Company believes that a non-performance event under these provisions is unlikely.

12.	ENERGY HEDGE

On August 5, 2014, the Company entered into an Energy Hedge. The purpose of the arrangement is to manage exposure to energy price fluctuations related to sales of power generated by the Project at market prices. The Energy Hedge provides for a conversion of floating energy prices to a fixed rate sale price for the majority of the expected electricity output of the Project. The Energy Hedge is secured by an affiliate guarantee and letters of credit until the Project commences commercial operation, at which time the Energy Hedge will be secured solely by the Project assets. The Company elected cash flow hedge accounting on 80% of the Energy Hedge outstanding notional quantities on August 5, 2014.

The terms of the Energy Hedge are summarized as follows:

Term	Outstanding Notional* (MWh)	Receive Fixed Rate	Pay Floating Rate
January 4, 2016 through December 31, 2027	8,609,080	$28.50 per MWh	ERCOT West Zone

* At December 31, 2014

The following table summarizes amounts recorded related to the Energy Hedge:

Long-term Risk Management Liabilities*	Changes in Fair Value Recorded in Operating Revenues**
$26,067,680	$9,714,913

* As of December 31, 2014
** For the year ended December 31, 2014

The following table represents the activity in Accumulated Other Comprehensive Income (“AOCI”) for the Energy Hedge during 2014:

Balance - January 1, 2014	$—
Changes in fair value	38,859,653
Deferred income tax impact on AOCI	$(291,447)
Balance - December 31, 2014	$38,568,206

At December 31, 2014, no portion of AOCI expected to be reclassified into operating revenues during the next 12 months on the consolidated statement of operations and comprehensive income.

At the inception of the Energy Hedge, the Company determined that the value of the forecasted fixed price settlements under the Energy Hedge was less than the value of the forecasted market settlements utilizing forward power price curves (“Inception Fair Value Loss”). This Inception Fair Value Loss was recorded on the consolidated balance sheet and will be recognized within operating revenues on the consolidated statement of operations and comprehensive income as the forecasted settlements occur throughout the remaining life of the Energy Hedge.

The Energy Hedge contains cross-default provisions that, if triggered, would permit the counterparty to declare a default and require settlement of the outstanding amount. The cross-default provisions could be triggered if there was a non-performance event under specified indebtedness in excess of a certain threshold. On an ongoing basis, the Company assesses the appropriateness of these cross-default provisions in its contracts. As of December 31, 2014, the fair value of net derivative liabilities subject to cross default provisions totaled $26,067,680. The Company believes that the probability of a non-performance event under these provisions is unlikely.

On January 1, 2015, the Company elected to prospectively dedesignate cash flow hedge accounting on the Energy Hedge.

13.	COMMITMENTS AND CONTINGENCIES

The Company leases land used by the Project under various operating lease agreements expiring on various dates through 2045. Lease expense is recognized on a straight-line basis in accordance with the escalating payments outlined in the agreements over the lease term.

Estimated future minimum lease payments as of December 31, 2014, are as follows:

Years Ending December 31
2015	$265,751
2016	797,252
2017	797,252
2018	797,252
2019	797,252
Thereafter	22,987,275
Total minimum lease payments	$26,442,034

At December 31, 2014, the Company had letter of credit lines of $37,340,462 available, all of which had been issued. The letters of credit provide security for obligations under Project-related contracts.

14.	RELATED PARTY TRANSACTIONS

In November 2014, the Company entered into a Facility Management Agreement (“Agreement”) with Invenergy Services LLC (“Services”). The Agreement calls for a fixed monthly administrative payment of $75,000 from the effective date of the Agreement through the Commercial Operation Date and $16,250 from the Commercial Operation Date to the termination of the Agreement, escalating annually for the Consumer Price Index (“CPI”), which covers all direct and indirect administrative expenses and reimbursement for Services’ operating costs, home office labor and out-of-pocket expenses. Per the Agreement, the Company shall pay Services a monthly management fee and energy services fee of $15,330 and $6,285, respectively, until the termination of the Agreement, escalated annually for CPI. Additionally, the Agreement calls for a one-time remote monitoring and reset fee of $1,533 per turbine, and an annual remote monitoring and reset fee of $1,431 per turbine, escalating annually for CPI, starting at the Commercial Operations Date until the termination of the Agreement. The Company shall also pay Services a one-time set up fee of $61,300 to meet the necessary requirements for the Qualified Scheduling Entity for ERCOT. Under the Agreement, Services shall also be reimbursed for direct operating expenses.

Such related party transactions for the period ended December 31, 2014, amounted to $351,801, of which $103,322 was capitalized and included in property, plant and equipment on the consolidated balance sheet and $248,479 was expensed and included on the consolidated statement of operations and comprehensive income. Some third-party invoices are paid by Services or other related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost.

15.	SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES

Noncash activities for the Company for the period ended December 31, 2014, that have been excluded from the consolidated statement of cash flows include the following:

Noncash investing activities:
Additions to property, plant and equipment	$(31,479,065)
Addition to asset retirement cost	(4,992,645)
Noncash financing activities:
Cost of financing activities	(53,484)
Capital contributions	17,898,271

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